                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14c of the Securities Exchange Act of
                                     1934
                                (Amendment No.     )

Filed by the Registrant:  [X]

Filed by a Party other than the Registrant:  [_]

Check the appropriate box:

[_]  Preliminary Information Statement    [_]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14c-5(d)(2))

[X]  Definitive Information Statement

[_]  Definitive Additional Materials

                         Graybar Electric Company, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:







                                                  [Graybar logo]











                                               INFORMATION STATEMENT









                                                   MAY 9, 2005






                        GRAYBAR ELECTRIC COMPANY, INC.
                           34 NORTH MERAMEC AVENUE
                           CLAYTON, MISSOURI 63105

                             -------------------

                            INFORMATION STATEMENT

                             -------------------


     This Information Statement is furnished to each holder of record of Common Stock of Graybar Electric Company, Inc. (the "Company") and each holder of a Voting Trust Certificate issued under the Voting Trust Agreement referred to below in connection with the Annual Meeting of Shareholders of the Company to be held at 9:30 A.M. on June 9, 2005 at 8000 Forsyth Boulevard, Clayton, Missouri 63105.

     The record holders of Common Stock outstanding at the close of business on April 18, 2005 will be entitled to attend and to vote at the meeting. On April 18, 2005, there were 5,565,126 outstanding shares of Common Stock. Each share is entitled to one vote.

     On April 18, 2005, 5,291,029 of the issued and outstanding shares of Common Stock of the Company, constituting 95% of the total outstanding, were held of record in the names of the Voting Trustees under the Voting Trust Agreement referred to below under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock". The Voting Trustees as a group possess the voting power associated with the shares held of record under the Voting Trust Agreement, and such voting power is sufficient to assure the election of the persons nominated by the Board of Directors for election as directors and approval of any other matters brought before the meeting.

     The Voting Trustees have indicated as a group that they presently intend to vote the shares of Common Stock held by them FOR the persons nominated by the Board of Directors for election as directors. In addition, the Voting Trustees are authorized to vote in their discretion with respect to such other matters as may properly come before the meeting. The Voting Trust Agreement terminates on March 31, 2007, unless sooner terminated by the vote of a majority of the Voting Trustees or the vote of the holders of Voting Trust Certificates representing at least seventy-five percent (75%) of the number of shares of Common Stock deposited thereunder.

     This Information Statement will be sent to holders of Common Stock and holders of Voting Trust Certificates on or about May 9, 2005.

              ------------------------------------------------------

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                    ARE REQUESTED NOT TO SEND US A PROXY.

              ------------------------------------------------------


                                     -1-


                    BENEFICIAL OWNERSHIP OF MORE THAN 5%
                       OF THE OUTSTANDING COMMON STOCK

     The following table sets forth certain information as of April 18, 2005, with respect to the beneficial ownership of the only person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Such beneficial ownership relates solely to voting power because the Voting Trustees do not have any power to dispose of or direct the disposition of such shares under the Voting Trust Agreement.

     NAME AND ADDRESS OF BENEFICIAL OWNER                NUMBER OF SHARES                    PERCENT OF CLASS
     ------------------------------------                ----------------                    ----------------
     D. E. DeSousa, L. R. Giglio, T. S. Gurganous,
     R. D. Offenbacher and R. A. Reynolds, Jr. as
     Voting Trustees under a Voting Trust Agreement
     dated as of April 1, 1997
     34 North Meramec Avenue
     Clayton, Missouri 63105                                 5,291,029                              95%

                     BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the ownership of Voting Trust Certificates representing shares of Common Stock as of April 18, 2005 by the persons nominated by the Board of Directors for election as directors, all of whom are presently directors of the Company, and all executive officers and directors of the Company as a group. On April 18, 2005, no single director or executive officer owned beneficially more than 1% of the Voting Trust Certificates. No director or executive officer owns shares of Common Stock of record. The Voting Trustees, when acting in that capacity, as a group possess the voting power associated with approximately 95% of the outstanding shares of Common Stock but possess no power of disposition with respect to such shares as discussed under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock".



NAME                 NUMBER OF SHARES                       NAME                     NUMBER OF SHARES
----                 ----------------                       ----                     ----------------
R. A. Cole                  4,452                           K. M. Mazzarella               2,541
D. B. D'Alessandro          2,796                           R. D. Offenbacher              7,182
D. E. DeSousa               1,992                           R. A. Reynolds, Jr.           10,192
T. F. Dowd                  3,183                           K. B. Sparks                   7,073
L. R. Giglio                4,865
T. S. Gurganous             5,911                           Executive officers and directors
G. D. Hodges                7,907                           as a group (14 persons)       68,811 (1%)
F. H. Hughes                    0

                                 DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     Twelve directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The persons nominated by the Board of Directors for election as directors are named in the table below and all are presently employees and directors of the Company, or one of its subsidiaries. Accordingly, for purposes of serving on the Board or any committee, none of the directors are deemed to be independent within the meaning of the listing standards of the New York Stock Exchange, which the Board has elected to use for purposes of determining independence. Certain additional information concerning them is set forth in the table.

                                     -2-


                                                                                                            YEAR IN
                                                                                                             WHICH
                                                                                                            BECAME A
NAME                    AGE         BUSINESS EXPERIENCE LAST FIVE YEARS                                     DIRECTOR
----                    ---         -----------------------------------                                     --------
R. A. Cole               55         Employed by Company in 1972; District Vice President                     1998
                                    March 1995 to November 2001; Group Vice President
                                    November 2001 to July 2003; District Vice President
                                    July 2003 to present.

D. B. D'Alessandro       44         Employed by Company in 1983; Director of Strategic                       2004
                                    Planning and Development December 1998 to June 2001;
                                    Vice President-IT Strategy Project June 2001 to
                                    February 2003; Vice President and Chief Information
                                    Officer February 2003 to May 2005; Senior Vice President
                                    and Chief Financial Officer May 2005 to present.

D. E. DeSousa            46         Employed by Company in 1981; Vice President-Comm/Data                    2000
                                    Marketing June 1998 to July 2000; Senior Vice
                                    President-Comm/Data Business July 2000 to November 2001;
                                    Senior Vice President-Sales and Marketing November 2001
                                    to January 2003; Senior Vice President-Comm/Data Business
                                    January 2003 to June 2003; Senior Vice President-Sales
                                    and Distribution June 2003 to present.

T. F. Dowd               61         Employed by Company in 1997; Vice President, Secretary                   1997
                                    and General Counsel September 1997 to present.

L. R. Giglio             50         Employed by Company in 1978; District Vice President                     2002
                                    March 1995 to April 2001; Vice President, Investment and
                                    Inventory Management April 2001 to April 2002; Senior Vice
                                    President-Operations April 2002 to present.

T. S. Gurganous          55         Employed by Company in 1973; District Vice President                     1995
                                    March 1995 to November 2001; Group Vice President November
                                    2001 to July 2003; District Vice President July 2003 to present.

G. D. Hodges             62         Employed by Company in 1963; District Vice President March               2000
                                    1995 to November 2001; Group Vice President November 2001
                                    to July 2003; District Vice President July 2003 to present.

F. H. Hughes             58         Employed by Harris & Roome Supply Limited in 1972;                       2004
                                    Executive Vice President, Harris & Roome Supply Limited,
                                    April 1996 to January 2001; President and Chief Executive
                                    Officer, Graybar Electric Canada Limited, and its wholly
                                    owned subsidiary, Graybar Canada Limited, January 2001 to present.

K. M. Mazzarella         45         Employed by Company in 1980; Vice President-Corporate Accounts           2004
                                    June 1999 to June 2001; Vice President-Strategic Planning
                                    June 2001 to January 2004; Vice President-Human Resources
                                    and Strategic Planning January 2004 to present.

                                                -3-

                                                                                                            YEAR IN
                                                                                                             WHICH
                                                                                                            BECAME A
NAME                    AGE         BUSINESS EXPERIENCE LAST FIVE YEARS                                     DIRECTOR
----                    ---         -----------------------------------                                     --------


R. D. Offenbacher        54         Employed by Company in 1968; District Vice President                     1994
                                    March 1995 to January 2001; District Vice President-Comm/Data
                                    January 2001 to November 2001; Group Vice President
                                    November 2001 to June 2003; Senior Vice President-Comm/Data
                                    Business June 2003 to February 2004; Senior Vice
                                    President-Sales and Marketing February 2004 to present.

R. A. Reynolds, Jr.      56         Employed by Company in 1972; Senior Vice President-Comm/Data             1993
                                    Business October 1995 to July 2000; Senior Vice President-Electrical
                                    Business July 2000; President and Chief Executive Officer July
                                    2000 to present; Chairman of the Board April 2001 to present.

K. B. Sparks             59         Employed by Company in 1968; District Vice President March 1995          2001
                                    to November 2001; Group Vice President November 2001 to July
                                    2003; District Vice President July 2003 to present.



TRANSACTIONS WITH DIRECTOR

     F. H. Hughes, a director of the Company, is a director, officer and more than 10% shareholder of a company that leases ten warehouse and office facilities to the Company's Canadian subsidiary. The annual rent for these facilities aggregated $1,272,000 (Canadian) in 2004. Under the terms of the leases, the subsidiary is responsible for all taxes, insurance and maintenance expenses related to the use of the facilities. T. F. Dowd and
K. M. Mazzarella, acting in their capacity as directors of the Canadian subsidiary, have reviewed these transactions and concluded that the lease terms are comparable to those that could have been obtained in arms-length transactions with unaffiliated third parties based on a study done of market rents of similar properties in each area and, as to the other terms, a comparison to leases entered into by the Company generally.

COMMITTEES

     The Board of Directors has designated an Executive Committee consisting of Ms. Mazzarella and Messrs. D'Alessandro, DeSousa, Dowd, Giglio, Offenbacher and Reynolds. Except as otherwise provided by law and the Company's Certificate of Incorporation, the Executive Committee has all the authority of the Board.

     The Company has an Audit Committee which met seven times in 2004.
Ms. Mazzarella and Messrs. Cole, Dowd, Gurganous, Hodges and Sparks are the current members of the Audit Committee. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee and the Board of Directors review and assess the adequacy of the charter at least annually. None of the members of the Audit Committee is an audit committee financial expert as that term is defined in the rules promulgated by the Securities and Exchange Commission.

     The Board of Directors has designated a Compensation Committee which met seven times in 2004. Ms. Mazzarella and Messrs. D'Alessandro, DeSousa, Giglio, Offenbacher and J. H. Kipper, who is Vice President and Controller, currently serve on the Compensation Committee that, in consultation with independent compensation specialists, reviews the Company's compensation policy and makes recommendations to the President and the Board of Directors with respect to program changes.

     The Company has no nominating committee. The Board of Directors has determined that it is appropriate for the entire Board to participate in the consideration of director nominees, all of whom historically have been employees of the Company, or one of its subsidiaries, with a broad range of management experience within the Company. When identifying an employee to fill a vacancy or new position on the Board, the directors consider the recommendation of the Chief Executive Officer, the background and reputation of the candidate in terms of character, personal and professional integrity, his or her business experience, including the positions held as an employee of the Company, or one of its subsidiaries, and how the person would complement the other directors in terms of expertise and experience. The Board of Directors does not have a policy with regard to consideration of potential candidates recommended for consideration by holders of Common Stock and Voting Trust Certificates.
The Board of Directors believes that the procedure used traditionally, which has been for the Board to select employees who have been promoted throughout their careers until they reach a relatively senior management position either in the field or at corporate headquarters, has served the Company and its employee-shareholders well.

BOARD AND COMMITTEE ATTENDANCE

     The Board of Directors met five times in 2004. All incumbent directors attended more than 75% of the total number of meetings of the Board and all committees of which they were members. A meeting of the Board of Directors is typically scheduled in conjunction with the annual meeting of shareholders, and it is expected that all directors will attend the annual meeting absent a schedule conflict or other valid reason. All of the persons who were then directors attended the 2004 Annual Meeting.

DIRECTOR COMPENSATION

     Directors are paid a meeting fee of $300.00 for each regular Board meeting attended.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of the significant judgments made and the clarity of the disclosures contained in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards
No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Board approved such inclusion.

      T. S. Gurganous, Chair
      R. A. Cole
      T. F. Dowd
      G. D. Hodges
      K. M. Mazzarella
      K. B. Sparks

                       EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At December 31, 2004, the members of the Compensation Committee were Ms. Hinshaw and Mazzarella and Messrs. D'Alessandro, DeSousa, Giglio, Kipper and Offenbacher, all of whom were officers and employees of the Company and, with the exception of Mr. Kipper, were directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee advises the Board of Directors on matters related to compensation policy, incentive plans and other Human Resources issues.

     To carry out this responsibility, the Compensation Committee regularly reviews salary and incentive plans, analyzes potential plan changes, and makes recommendations to the Board on compensation issues. The Compensation Committee is supported by the Human Resources staff and uses the services of Watson Wyatt, a nationally recognized firm of compensation experts, to advise on matters of employee and executive compensation.

     Compensation Philosophy and Strategy

          The Company's compensation philosophy is to offer base pay, incentives and benefits to attract, retain and motivate employees to help the Company achieve its profit objectives. The Company emphasizes rewarding employees for achieving company, district and branch goals. Overall, the same principles that direct the compensation of all employees also apply to the compensation of the Company's executives.


          The Compensation Committee uses the following guidelines to evaluate and determine compensation:

          * All employees, including executives, should have market-competitive total compensation. (Total compensation refers to base salary combined with incentive payments and benefit plans.) In the case of executives, the process of determining market competitiveness includes a thorough and ongoing review of executive compensation as compared to similar companies.

          * A significant and meaningful portion of executive compensation should be at risk, tied to business performance and each individual's contribution to that performance.

     Executive Compensation Elements

          Using the guidelines above as a foundation, the Compensation Committee has established a total compensation program for executives that consists of three main elements: salary, bonus (commonly known as the Management Incentive Plan or MIP), and other compensation in the form of Profit Sharing.

          Combined Salary and Bonus: A Watson Wyatt study in 2002 reviewed the Company's executive base salaries combined with the target annual incentive payouts and concluded that the Company's target total cash compensation of the Company executives named in the Summary Compensation Table when achieved would be generally at or below median market benchmarks. The study has been updated annually with respect to the compensation of the Chief Executive Officer.

          Salary:   Executive salaries, including that of the Chief
      Executive Officer, are determined based on a number of factors, including the value given these positions in the relevant labor markets, the relative difficulty of the position within the Company, the position's effect on profitability, and the executive's achievement of performance and development objectives. The Compensation Committee reviews employee salaries, including executive salaries, on a yearly basis with the help of its outside compensation consultants and makes recommendations to the Board of Directors regarding changes. In the 2002 study, Watson Wyatt determined that the Company's salaries of the executives named in the Summary Compensation Table are generally below competitive market practices and, in the case of the Chief Executive Officer (confirmed by annual updates) and certain others, below the 25th percentile of the competitive market.

          Bonus (Management Incentive Plan):  In 2004, approximately
      1,600 persons participated in the Company's Management Incentive Plan, including all officers. This plan has been an integral part of the Company's compensation program for many years. It is structured in such a way that management employees at higher levels of the organization have a greater percentage of their total compensation at risk than managers at the lower end of the salary scale. The bonus for each year is based on the Company's performance against sales, gross margin and net income targets established by the Board of Directors at the end of the prior year.

          In accordance with this Plan, each participant has a guideline incentive, ranging from 20% to 80% of base salary. Participants may earn a maximum bonus of 150% of the applicable guideline. This guideline is used to compute the amount to be paid based on performance against Plan goals by multiplying the guideline by an amount determined by the degree of attainment of the respective goals. Branch MIP is based on the branch's performance, district MIP on the performance of the district and corporate MIP on the average MIP of the districts. The results produced by the formula may be varied in the case of employees of a district or branch at the discretion of the President or District Vice President if he decides that special considerations warrant it. MIP payments made to participants for 2004 were significantly higher than in the preceding year because the Company's performance against 2004, sales, gross margin and net income targets, which were based on the 2004 district budgets, was significantly better than actual performance against budgeted targets in the prior year.

          In their 2002 study of the Company's executive compensation, Watson Wyatt found that, in general, the Company's target annual incentive opportunities are above typical market incentive opportunities. This conclusion as to the Chief Executive Officer has been confirmed in the annual updates. This means that the Company's executives have the potential to receive higher than industry average cash bonuses in good years, but it also means that they have a greater portion of their total compensation at risk.

          Other Compensation: The Company's executives, and all other eligible employees, exempt and non-exempt, are included in the Company's Profit Sharing and Savings Plan. Company contributions to this plan are discretionary and vary based on the performance of the Company, and when Profit Sharing is paid, executives receive the same contribution percentage as all other eligible employees. Contributions by the Company under the Profit Sharing and Savings Plan are made at the discretion of the Board of Directors for eligible employees and, subject to certain exceptions, are made in proportion to annual compensation. Except as otherwise provided in the Profit Sharing and Savings Plan and the related Trust Agreement, the monies held in trust thereunder are paid to employees upon termination of employment for any reason including their retirement or, in the event of their death prior to the complete distribution of their interests, are paid to their estates or designated beneficiaries. In addition, in the years when a profit sharing contribution is made, payments are made to the deferred compensation accounts of certain executives based on contribution limitations contained in Sections 401 and 415 of the Internal Revenue Code.
      Based on the Company's performance, no profit sharing contribution was made for 2002, 2003 or 2004.

      K. M. Mazzarella, Chair
      D. B. D'Alessandro
      D. E. DeSousa
      L. R. Giglio
      J. H. Kipper
      R. D. Offenbacher

     The following table summarizes the total compensation of the Chairman of the Board, President and Chief Executive Officer and the four other most highly compensated executive officers of the Company for fiscal year 2004, as well as the total compensation paid to each such individual for the Company's two previous fiscal years.

                                           SUMMARY COMPENSATION TABLE

                                                                                       ANNUAL COMPENSATION
                                                                                  -------------------------------
NAME AND PRINCIPAL POSITION                                YEAR                      SALARY(1)    BONUS(1)(2)(3)
---------------------------                                ----                   -------------------------------
R. A. Reynolds, Jr.                                        2004                      $485,054       $411,965
Chairman of the Board,                                     2003                       458,910        278,852
President and Chief Executive Officer                      2002                       433,440        128,298

J. H. Hinshaw                                              2004                      $260,258       $179,496
Senior Vice President and Chief Financial                  2003                       249,142        122,788
Officer (4)                                                2002                       237,490         57,117

D. E. DeSousa                                              2004                      $225,202       $155,422
Senior Vice President-Sales and Distribution               2003                       215,668        106,372
                                                           2002                       208,366         50,112

T. F. Dowd                                                 2004                      $209,516       $144,535
Vice President, Secretary and General Counsel              2003                       200,775         98,930
                                                           2002                       192,720         46,349

L. R. Giglio                                               2004                      $201,920       $139,330
Senior Vice President-Operations                           2003                       190,974         94,161
                                                           2002                       174,570         41,984

(1) Includes amounts accrued and deferred pursuant to deferred compensation agreements with certain employees who were not eligible to participate in the employee contribution portion of the Profit Sharing and Savings Plan. These agreements provide for deferral of from 2% to 15% of salary in 2002, 2003 and 2004 and 2% to 25% of bonus payments in 2002, 2003 and 2004. Payment of sums deferred will generally be made in five or ten annual installments commencing on retirement or in a lump sum on termination of service other than by retirement. Interest is credited to sums deferred at the rate applicable to the fixed income account of the Profit Sharing and Savings Plan at the end of each calendar quarter.

(2) Bonus paid in March of each year under the Company's Management Incentive Plan with respect to services rendered during the prior year.

(3)   There was no profit sharing contribution for 2002, 2003 or 2004.

(4)   Retired as an officer and director effective May 2, 2005.

PENSION PLAN

     The Company has a qualified defined benefit pension plan covering all eligible employees. Employees become fully vested after five years of service. Generally, employees may retire and begin receiving pensions at the age of 65, or earlier under the following conditions: at age 55 with 20 years or more of Company service, at age 50 with 25 years of Company service or any age with 30 years of Company service under the plan.

     The following table sets forth annual benefits which would become payable under the Company's pension plan or supplemental benefits plan based on certain assumptions as to covered compensation and years of Company service without giving effect to any applicable Social Security offset.

                                                            PENSION PLAN TABLE

  COVERED                                                    YEARS OF SERVICE
                    ------------------------------------------------------------------------------------------------------
COMPENSATION             20                25                30                35                40                45
------------          --------          --------          --------          --------          --------          --------
$  300,000            $ 60,000          $ 75,000          $ 90,000          $105,000          $120,000          $135,000
$  400,000            $ 80,000          $100,000          $120,000          $140,000          $160,000          $180,000
$  600,000            $120,000          $150,000          $180,000          $210,000          $240,000          $270,000
$  800,000            $160,000          $200,000          $240,000          $280,000          $320,000          $360,000
$1,000,000            $200,000          $250,000          $300,000          $350,000          $400,000          $450,000
$1,200,000            $240,000          $300,000          $360,000          $420,000          $480,000          $540,000

     An employee's annual pension income is based on the employee's average covered compensation during the sixty consecutive months preceding retirement in which earnings were highest, multiplied by one percent for each year of Company service and offset by an amount which cannot exceed limitations imposed by the Internal Revenue Code. As of December 31, 2004, the years of credited service for the executive officers named in the Summary Compensation Table were as follows: R. A. Reynolds, Jr. (32), J. H. Hinshaw (4), D. E. DeSousa (23), T. F. Dowd (7) and L. R. Giglio (26). The amounts of salary and bonus in the Summary Compensation Table are substantially equivalent to covered compensation under the plan. To the extent that annual benefits exceed limitations imposed by the Internal Revenue Code of 1986, as amended, such benefits will be paid out of the general revenues of the Company by means of a supplemental benefits plan.

COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the Standard & Poor's 500 Composite Stock Index, a Comparable Company Index of the companies selected by the Company as being representative of the Company's line of business and used for comparison purposes in prior years and a Revised Comparable Company Index. The companies included in the Comparable Company Index are Anixter International Inc., Applied Industrial Technologies, Inc., Building Materials Holding Corporation,
W. W. Grainger, Inc., Hughes Supply, Inc., Noland Company, Owens & Minor, Inc., Park-Ohio Holdings Corp., SCP Pool Corporation and Watsco, Inc. The Revised Comparable Company Index substitutes WESCO International, Inc. for SCP Pool Corporation. WESCO International, Inc. is considered a more comparable company but did not have the requisite five-year public company trading history until now. SCP Pool Corporation was deleted from the list because it is believed to be the least comparable of the companies previously included. In the future, only the Revised Comparable Company Index will be shown. The market value of the Company stock, in the absence of a public market, assumes continuation of the Company's practice of repurchasing offered securities at $20.00 per share.

                                        TOTAL SHAREHOLDERS' RETURNS
                                                  [GRAPH]

---------------------------------------------------------------------------------------------------------------------------
                                             1999          2000           2001          2002          2003           2004
---------------------------------------------------------------------------------------------------------------------------
Graybar Electric Company, Inc.              $100.00      $ 110.58        $127.77       $140.95       $155.49        $171.54
---------------------------------------------------------------------------------------------------------------------------
S&P 500 Index                               $100.00      $  90.90        $ 80.10       $ 62.41       $ 80.30        $ 89.02
---------------------------------------------------------------------------------------------------------------------------
Comparable Company Index                    $100.00      $  93.11        $122.05       $125.29       $145.24        $213.57
---------------------------------------------------------------------------------------------------------------------------
Revised Comparable Company Index            $100.00      $  89.66        $112.52       $115.19       $128.90        $191.18
---------------------------------------------------------------------------------------------------------------------------

     Assumes $100.00 invested on December 31, 1999 and reinvestment of dividends (including the $1.10 cash dividend paid by the Company on January 3, 2000).

       RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP audited the financial statements of the Company and its subsidiaries in 2004 and will be considered for reappointment by the Board of Directors in June 2005. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. No representative of Ernst & Young LLP is expected to attend the Annual Meeting of Shareholders.

     The fees billed to the Company by Ernst & Young LLP with respect to the years 2004 and 2003 were as follows:


                                                  2004          2003
                                                  ----          ----
     Audit Fees                                 $617,398      $724,158
     Audit-Related Fees                         $ 60,658      $107,290
     Tax Fees                                   $311,562      $487,259
     All Other Fees                                   --            --

     Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements, the timely review of the financial statements included in the Forms 10-Q filed by the Company during each year and international statutory audits. Audit-Related Fees include audits of the Company's employee benefit plans, general consultations on accounting or disclosure matters and assessment of internal accounting controls related to the Company's Enterprise Resource Planning project. Tax Fees include consulting on tax compliance and planning. It is expected that Ernst & Young LLP will provide similar non-audit services during the year 2005. In connection with its review and evaluation of non-audit services, the Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

     The Audit Committee has established procedures for the pre-approval of all audit and non-audit services to be performed by the independent auditor retained to audit the Company's financial statements. Under these procedures, types of services and an estimated range of fees are established and pre-approved annually. Invoices for pre-approved services that are within the pre-approved range may be paid by the Senior Vice President and Chief Financial Officer and the Vice President and Controller. If the fees for any type of service are expected to exceed the pre-approved limit, a request must be submitted to the Audit Committee Chairman. Services other than those included in the annual pre-approval must be considered and authorized in advance by the Audit Committee on an engagement-by-engagement basis.

                             MISCELLANEOUS

     Effective December 1, 2004, the Company renewed the insurance covering directors and officers, along with the fiduciary liability which covers certain other employees against liabilities imposed on them as a result of their employment with the Company. This was previously covered by Federal Insurance Company (a member of the Chubb Group). At renewal in 2004, the coverage was split between Federal Insurance Company and St. Paul Insurance Company for a total premium of $234,605 through November 30, 2005.

     Holders of Common Stock and Voting Trust Certificates may communicate directly with the Board of Directors by mail at Graybar Board of Directors, 34 North Meramec Avenue, Clayton, Missouri 63105.

All such communications will be received directly by the Chairman of the Board and the Vice President, Secretary and General Counsel and reviewed with the other directors as they deem appropriate.

     The management of the Company knows of no other matters to be brought before the meeting.

                         By Order of the Board of Directors

                                   THOMAS F. DOWD
                                      Secretary

May 9, 2005

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 2004 WILL BE MADE AVAILABLE UPON WRITTEN REQUEST ADDRESSED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.